Exhibit 23.1








                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Centura Bank, Inc.

         We consent to the use of our report incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report refers to the fact that on December 31, 1993, Centura Banks, Inc. adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                            /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Raleigh, North Carolina
May 31, 1996